Exhibit 99.1

Investor Contact:

Christopher Taylor

781-398-2466

Media Contact:

Sarah Emond

781-398-2544

For Immediate Release

Oscient Pharmaceuticals Completes Acquisition of Cardiovascular Therapy

ANTARA® 130 mg (fenofibrate) Capsules

— Commercialization by Oscient sales force to primary care physicians begins later this week —

Waltham, MA, August 21, 2006 – Oscient Pharmaceuticals (Nasdaq: OSCI) has completed its acquisition of the U.S. rights to the cardiovascular product ANTARA® 130 mg (fenofibrate) capsules from Reliant Pharmaceuticals. ANTARA is part of the $22 billion U.S. market for treating dyslipidemias, which includes the $1 billion fenofibrate market. ANTARA will be commercialized by Oscient’s national sales force beginning later this week.

“With the addition of ANTARA, we are executing a key part of our business strategy by acquiring a primary care product well-suited for commercialization by our sales team,” stated Steven M. Rauscher, President and CEO. “The market for treating dyslipidemias continues to grow rapidly, with the fenofibrate segment of the market demonstrating average annual growth of 30% over the last three years. Combined with the continued success of our flagship antibiotic, FACTIVE® (gemifloxacin mesylate) tablets, ANTARA will further our growth as a commercial-stage biopharmaceutical company.”

ANTARA is indicated as an adjunct treatment for hypercholesterolemia (high blood cholesterol) and hypertriglyceridemia (high triglycerides) in combination with diet. Clinical studies have shown that ANTARA along with a healthy diet is effective in reducing triglycerides and increasing HDL-C (high density lipoprotein-cholesterol) levels. In the 12 months ended June 2006, ANTARA generated approximately $35 million in revenue.

Oscient has made a payment of $78 million to Reliant for U.S. rights to ANTARA, plus a purchase of approximately $4 million in existing inventory. Oscient Pharmaceuticals has also finalized its agreement with Paul Capital Partners’ Paul Royalty Fund II, LP (Paul Royalty) a leading, international healthcare investment fund, to provide $70 million of financing for this product acquisition.

Coincident with closing the acquisition and the financing, Gregory Brown, M.D., Partner, Paul Capital Partners, has joined the Company’s Board of Directors. Dr. Brown’s background includes over two decades of clinical, operating and healthcare investment experience. Previously, Dr. Brown worked at Adams, Harkness & Hill, where he served as the co-head of investment banking, and at Vector Securities International. Before receiving his business degree, Dr. Brown was a practicing thoracic and vascular surgeon. He earned his MBA from Harvard Business School, his MD from SUNY Upstate Medical Center, and his AB from Yale College.

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ANTARA Closing

August 21, 2006

“Greg shares our vision of growth for Oscient and when this opportunity arose, his enthusiasm for the product acquisition was instrumental in successfully executing the transaction,” added Mr. Rauscher. “Recognized as one of the leaders in financing the growth of the biopharmaceutical industry, with his valuable Wall Street and medical experience, Greg will provide a unique perspective for our management team as we continue to build our Company.”

J.P. Morgan Securities Inc. acted as financial advisor to Oscient Pharmaceuticals on this transaction.

Important Safety Information about ANTARA

ANTARA is indicated as adjunctive therapy to diet to reduce elevated LDL-C, total-C, triglycerides, and apo B, and to increase HDL-C in adult patients with primary hypercholesterolemia or mixed dyslipidemia (Fredrickson Types IIa and IIb). ANTARA is also indicated as adjunctive therapy to diet for treatment of adult patients with hypertriglyceridemia (Fredrickson Types IV and V hyperlipidemia). Lipid-altering agents should be used in addition to a diet restricted in saturated fat and cholesterol when response to diet and nonpharmacologic intervention alone has been inadequate.

Improving glycemic control in diabetic patients showing fasting chylomicronemia will usually reduce fasting triglycerides and eliminate chylomicronemia thereby obviating the need for pharmacologic intervention. Markedly elevated levels of serum triglycerides (e.g., >2,000 mg/dL) may increase the risk of developing pancreatitis. The effect of ANTARA therapy on reducing this risk has not been adequately studied.

ANTARA is contraindicated in patients with hypersensitivity to fenofibrate, in patients with hepatic or severe renal dysfunction including primary biliary cirrhosis, in patients with unexplained persistent liver function abnormality, and in patients with preexisting gallbladder disease. Fenofibrate has been associated with increases in serum transaminases. Regular periodic monitoring of liver function should be performed for duration of therapy, and therapy discontinued if enzyme levels persist above 3 times the normal limit. Fenofibrate may increase cholesterol excretion into the bile, leading to cholelithiasis. If cholelithiasis is suspected, ANTARA therapy should be discontinued. ANTARA may increase the effects of coumarin-type anticoagulants. Dosage adjustment based on frequent prothrombin time/INR determinations is advisable. Adverse events most frequently observed in clinical trials: abnormal liver function tests; respiratory disorder; abdominal pain; back pain; and headache.

ANTARA may occasionally be associated with pancreatitis, hypersensitivity reactions, and hematologic or skeletal muscle changes. Please see Full Prescribing Information available at www.antararx.com.

About Oscient Pharmaceuticals

Oscient Pharmaceuticals Corporation is a biopharmaceutical company committed to the clinical development and commercialization of novel therapeutics to address unmet medical needs. The Company is marketing FACTIVE® (gemifloxacin mesylate) tablets, approved by the FDA for the treatment of acute bacterial exacerbations of chronic bronchitis and community-acquired pneumonia of mild to moderate severity. The Company is also promoting Auxilium Pharmaceuticals’ TESTIM® 1% testosterone gel to primary care physicians in the U.S. Oscient has a novel antibiotic candidate, Ramoplanin, in advanced clinical development for the treatment of Clostridium difficile-associated disease (CDAD).

Forward-Looking Statement

This news release may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding expected commercialization of ANTARA by the Company’s sales force and the continued growth of the brand, as

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ANTARA Closing

August 21, 2006

well as the expansion of our revenue base and acceleration of profitability as a result of the acquisition. Forward-looking statements represent our management’s judgment regarding future events. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “expect,” “intend,” “anticipate,” “estimate,” and similar words, although some forward-looking statements are expressed differently. We do not plan to update these forward-looking statements. You should be aware that our actual results could differ materially from those contained in the forward-looking statements due to a number of risks affecting our business. For example, our ability to increase our revenue and accelerate the time of our profitability following the ANTARA acquisition may be limited by: (i) our ability to successfully commercialize and market ANTARA or FACTIVE or to promote TESTIM due to: the limitations on our resources and experience in the commercialization of products; lack of acceptance by physicians, patients and third party payors; unanticipated safety, product liability, efficacy, or other regulatory issues; delays in recruiting and training sales personnel; problems relating to manufacturing or supply; inadequate distribution of the products by wholesalers, pharmacies, hospitals and other customers; and competition from other products; (ii) by our ability to integrate ANTARA into our business; (iii) whether we will be able to expand the indications for which FACTIVE is approved; (iv) the delay or inability to find sublicensing partners for FACTIVE or to negotiate favorable licensing terms; (v) the delay in or inability to obtain additional regulatory approvals of our products and product candidates due to negative, inconclusive or insufficient results in ongoing or future clinical trials, the FDA requiring additional information or data, delays in the progress of ongoing clinical trials, safety concerns arising with respect to our products or product candidates and disputes with the third parties from whom we license our products or product candidate; and (vi) delays by the FDA. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are described under the heading “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2006 and in other filings that we may make with the Securities and Exchange Commission from time to time.

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